Exhibit 99.1

Contact:	Emily Wofford - Media	Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 880-6869	(800) 318-0047
Caesars Entertainment Reports Financial Results for the Second Quarter 2015
LAS VEGAS, August 4, 2015 - Caesars Entertainment Corporation (NASDAQ: CZR) today reported second quarter 2015 results as summarized in the discussion below, which highlights certain GAAP and non-GAAP financial measures on a consolidated basis.
Caesars Entertainment Corporation is primarily a holding company with no independent operations of its own. It owns Caesars Entertainment Resort Properties, LLC (“CERP”) and an interest in Caesars Growth Partners, LLC (“CGP”). It also owns 89% of Caesars Entertainment Operating Company, Inc. (“CEOC”). The results of CEOC and its subsidiaries are no longer consolidated with CEC subsequent to CEOC’s Chapter 11 filing on January 15. Caesars Enterprise Services, LLC (“CES”) provides certain enterprise services to properties owned and/or operated by CERP, CGP and CEOC, and this press release at times refers to system-wide trends and dynamics, inclusive of CEOC and its subsidiaries. In the discussion in this release, the word “CEC” refers to Caesars Entertainment Corporation without its consolidated entities, and the words “Company,” “Caesars,” “Caesars Entertainment,” “Continuing CEC,” “we,” and “our” refer to Caesars Entertainment Corporation and its consolidated entities, and not CEOC unless otherwise stated or the context requires otherwise.
“Second quarter performance system-wide was strong, delivering the best quarterly EBITDA margins since 2007,” said Mark Frissora, President and CEO of Caesars Entertainment. “These results demonstrate our ability to deliver growth while driving operational efficiencies. We are focused on growing the business, continually improving efficiency and expanding margins. To support further improvements in profitability, we plan to invest more in our hospitality assets across the system, which generate some of the highest capital returns across the Total Rewards network of properties.”
Highlights

•
Net revenues for Continuing CEC increased 17.4% year-over-year to $1,141 million mainly due to strong performance at Caesars Interactive Entertainment (“CIE”), the openings of Horseshoe Baltimore and The Cromwell, the renovation of The LINQ Hotel & Casino and continued growth in hospitality amenities in Las Vegas.

•
Adjusted EBITDA for Continuing CEC grew 55.6% year-over-year to $347 million primarily driven by marketing and operational efficiencies and other EBITDA enhancing initiatives, which resulted in strong flow through from top-line growth.

•
CERP results reflect increased gaming revenues due to increases in slot revenue and favorable hold year-over-year in Las Vegas, higher room revenues driven by cash ADR growth, and improved hotel and food and beverage margins.

•	CGP performance attributable to record results in its social and mobile games business, the additions of Horseshoe Baltimore and Cromwell and the renovation of The LINQ Hotel & Casino.
Effective January 15, 2015, CEC deconsolidated CEOC subsequent to its voluntarily filing for reorganization under Chapter 11 of the United States Bankruptcy Code. As such, all amounts presented in this earnings release exclude the operating results of CEOC subsequent to January 15, 2015. Prior period results have not been recast to reflect the deconsolidation of CEOC.

Because CEOC operating results for 2015 are not comparable with 2014 as a result of CEOC’s deconsolidation, the analysis of our operating results in this release will include discussion of the components that remain in the consolidated CEC entity subsequent to the deconsolidation of CEOC. In the table below, “Continuing CEC” represents CERP, CGP Casinos, CIE, and associated parent company and elimination adjustments that represent the Caesars structure as of June 30, 2015, and for subsequent periods.

Supplemental materials have been posted on the Caesars Entertainment Investor Relations website at http://investor.caesars.com/financials.cfm.
Summary Financial Data

	Three Months Ended June 30,						Continuing CEC Change %
	2015			2014
(Dollars in millions, except per share data)	Continuing CEC (4)	CEOC (5)	Reported CEC	Continuing CEC (4)	CEOC (5)	Reported CEC
Casino revenues (1)	$543	$—	$543	$458	$879	$1,337	18.6%
Net revenues (1)	1,141	—	1,141	972	1,168	2,140	17.4%
Income from operations (1)	186	—	186	79	48	127	135.4%
Gain on deconsolidation of subsidiary	7	—	7	—	—	—	*
Income/(loss) from continuing operations, net of income taxes (1)	50	—	50	(30)	(357)	(387)	*
Loss from discontinued operations, net of income taxes	—	—	—	(16)	(29)	(45)	100.0%
Net income/(loss) attributable to Caesars	15	—	15	(91)	(375)	(466)	*
Basics earnings/(loss) per share	—	—	0.10	—	—	(3.24)	—
Diluted earnings/(loss) per share	—	—	0.10	—	—	(3.24)	—
Property EBITDA (2)(10)	351	—	351	256	217	473	37.1%
Adjusted EBITDA (3)	347	—	347	223	232	455	55.6%

	Six Months Ended June 30,						Continuing CEC Change %
	2015			2014
(Dollars in millions, except per share data)	Continuing CEC (4)	CEOC (5)	Reported CEC	Continuing CEC (4)	CEOC (5)	Reported CEC
Casino revenues (1)	$1,085	$118	$1,203	$903	$1,735	$2,638	20.2%
Net revenues (1)	2,237	158	2,395	1,877	2,296	4,173	19.2%
Income from operations (1)	321	9	330	193	84	277	66.3%
Gain on deconsolidation of subsidiary	7,096	—	7,096	—	—	—	*
Income/(loss) from continuing operations, net of income taxes (1)	6,932	(78)	6,854	24	(711)	(687)	*
Loss from discontinued operations, net of income taxes	—	(7)	(7)	(17)	(112)	(129)	100.0%
Net income/(loss) attributable to Caesars	6,872	(85)	6,787	(39)	(814)	(853)	*
Basics earnings/(loss) per share	—	—	46.89	—	—	(6.06)	—
Diluted earnings/(loss) per share	—	—	46.27	—	—	(6.06)	—
Property EBITDA (2)(10)	660	31	691	469	416	885	40.7%
Adjusted EBITDA (3)	648	34	682	457	422	879	41.8%
____________________
See footnotes following Balance Sheet and Other Items later in this release.

Second Quarter 2015 Financial Results
We view each casino property and CIE as operating segments and aggregate all such casino properties and CIE into four reportable segments based on management’s view of these properties. Segment results in this release are presented consistent with the way Caesars management assesses these results, except that for financial reporting purposes our results exclude CEOC results subsequent to its deconsolidation. Segment results in this release are adjusted for the impact of certain transactions between reportable segments within Caesars. Therefore, the results of certain reportable segments presented in this release differ from the financial statement information presented in their separate filings. All comparisons are to the same period from the previous year.
Net Revenues (Reportable Segments)

	Three Months Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CERP	$566	$538	5.2%	$1,095	$1,030	6.3%
CGP Casinos (6)	390	294	32.6%	780	586	33.1%
CIE (7)	186	145	28.8%	363	269	34.9%
Other (8)	(1)	(5)	80.0%	(1)	(8)	87.5%
Total Continuing CEC	1,141	972	17.4%	2,237	1,877	19.2%
CEOC (9)	—	1,229	*	$164	$2,410	*
Other (8)	—	(61)	*	(6)	(114)	*
Total CEOC	—	1,168	*	158	2,296	*
Total Reported CEC	$1,141	$2,140	*	$2,395	$4,173	*
Income/(Loss) from Operations (Reportable Segments)

	Three Months Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CERP	$126	$69	82.6%	$233	$128	82.0%
CGP Casinos (6)	44	48	(8.3)%	208	8	*
CIE (7)	54	(3)	*	95	1	*
Other (8)	(38)	(35)	(8.6)%	(215)	56	*
Total Continuing CEC	186	79	135.4%	321	193	66.3%
CEOC (9)	—	59	*	$9	$107	*
Other (8)	—	(11)	*	—	(23)	*
Total CEOC	—	48	*	9	84	*
Total Reported CEC	$186	$127	*	$330	$277	*
Adjusted EBITDA (Reportable Segments)

	Three Months Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CERP	$182	$128	42.2%	$345	$242	42.6%
CGP Casinos (6)	91	61	49.2%	175	131	33.6%
CIE (7)	70	45	55.6%	133	75	77.3%
Other (8)	4	(11)	136.4%	(5)	9	*
Total Continuing CEC	347	223	55.6%	648	457	41.8%
CEOC (9)	—	213	*	34	416	*
Other (8)	—	19	*	—	6	*
Total CEOC	—	232	*	34	422	*
Total Reported CEC	$347	$455	*	$682	$879	*

CERP

CERP owns and operates six casinos in the United States, along with The LINQ promenade and Octavius Tower at Caesars Palace Las Vegas.

Net revenues for the second quarter of 2015 were $566 million, a 5.2% increase. Casino revenues were $299 million in the second quarter 2015, a 6.0% increase primarily driven by higher gaming revenues due to increases in slot revenues and favorable hold year-over-year largely at Paris. Room revenues rose 8.7% in the quarter to $138 million due to a 10.5% increase in cash ADR. Food and beverage revenues in the second quarter of 2015 were $137 million, up 2.2% driven by the ramp up of new outlets.

Income from operations of $126 million was primarily attributable to a reduction in operating expenses associated with operational initiatives and increased marketing efficiencies as well as improved profitability in hotel and food and beverage outlets. Favorable hold year-over-year contributed an additional $8 million in adjusted EBITDA.
CGP Casinos

CGP Casinos owns and operates six casinos in the United States, primarily in Las Vegas.

Net revenues for the second quarter of 2015 were $390 million, a 32.6% increase primarily due to the opening of The Cromwell and Horseshoe Baltimore in the second and third quarters of 2014, respectively, and the room renovation of The LINQ Hotel & Casino, which was completed in the second quarter of 2015. Casino revenues were $245 million in the second quarter of 2015, a 39.2% increase driven by the addition of Horseshoe Baltimore. However, we did experience lower gaming volumes at Harrah’s New Orleans, which was impacted by the smoking ban that went into effect in local bars, restaurants and casinos citywide on April 22, 2015. Horseshoe Baltimore performance was also adversely affected by the civil unrest in the city at the end of April and into May. Room revenue increased 26.2% in the quarter to $82 million as a result of the completed new rooms at The LINQ Hotel & Casino. Food and beverage revenues were $66 million in the second quarter of 2015, up 15.8%, primarily from the opening of new outlets at Horseshoe Baltimore, The Cromwell and The LINQ Hotel & Casino.

Income from operations of $44 million was primarily driven by increased revenues and improvements in marketing and operational efficiencies partially offset by increased expenses associated with the openings of Horseshoe Baltimore and The Cromwell and management fees incurred after the acquisition of the four casino properties in May 2014. Horseshoe Baltimore and The Cromwell generated an incremental $12 million in adjusted EBITDA in the quarter.

CIE

CIE, a subsidiary of CGP, owns and operates (1) an online games business providing social and mobile games and (2) the World Series of Poker (“WSOP”) and regulated real-money online gaming.

Net revenues for the second quarter of 2015 were $186 million, a 28.8% increase driven primarily by strong organic growth in the social and mobile games business.

Income from operations of $54 million was primarily driven by the income impact of increased revenues.

CEOC and CES

CEOC owns and operates 19 casinos in the United States and nine internationally, most of which are located in England. Managed 15 casinos, which included the six CGP casinos and nine casinos for unrelated third parties. Effective October 2014, substantially all our properties are managed by CES (and the remaining properties will be transitioned upon regulatory approval).

CES is a joint venture among CERP, CEOC, and a subsidiary of CGP for which it provides certain corporate and administrative services to their casino properties, including substantially all of the 28 casinos owned by CEOC and nine casinos owned by unrelated third parties (including three Indian tribes) and manages certain assets for the casinos to which it provides services and the other assets it owns, licenses or controls, and employs certain of the corresponding employees.

Balance Sheet and Other Items

Cash and Available Revolver Capacity
Each of the entities comprising Caesars Entertainment’s consolidated financial statements have separate debt agreements with restrictions on usage of the respective entity’s capital resources. CGP is a variable interest entity that is consolidated by Caesars Entertainment, but is controlled by its sole voting member, Caesars Acquisition Company (“CAC”). CAC is a managing member of CGP and therefore controls all decisions regarding liquidity and capital resources of CGP. CEOC was deconsolidated effective January 15, 2015, and therefore, has not been included in the table below.

	June 30, 2015
(In millions)	CERP	CES	CGP	Parent
Cash and cash equivalents	$206	$99	$891	$383
Revolver capacity	270	—	160	—
Revolver capacity drawn or committed to letters of credit	(95)	—	(60)	—
Total Liquidity	$381	$99	$991	$383
___________________

*	Not meaningful

(1)
Casino revenues, net revenues, income from operations, and income/(loss) from continuing operations, net of income taxes for all periods presented in the table above exclude the results of CIE RMG BEL (closed in August 2014) and Showboat Atlantic City casino (closed in August 2014) because these are presented as discontinued operations.

(2)
Property EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Property EBITDA is included because the Company’s management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

(3)
Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.

(4)	Includes CERP, CGP Casinos, CIE, and associated parent company and elimination adjustments that represent the CEC structure as of June 30, 2015, and for subsequent periods.

(5)	Includes eliminations of intercompany transactions and other consolidating adjustments.

(6)	CGP Casinos is comprised of all subsidiaries of CGP excluding CIE. Percentage calculations are based on unrounded dollars.

(7)	CIE is comprised of the subsidiaries that operate its social and mobile games business and WSOP. Percentage calculations are based on unrounded dollars.

(8)	Other includes parent, consolidating, and other adjustments to reconcile to consolidated CEC results.

(9)
CEOC results present the sales of The Cromwell, Bally’s Las Vegas, The LINQ Hotel & Casino, and Harrah’s New Orleans to CGP in May 2014 as if they had occurred as of the earliest period presented, consistent with internal management presentation.

(10)
Property EBITDA presented for Continuing CEC includes associated parent company and elimination adjustments of $14 million and $22 million for the three and six months ended June 30, 2015, respectively, and $14 million and $17 million for the three and six months ended June 30, 2014, respectively. Property EBITDA presented for CEOC includes associated parent company and elimination adjustments of negative $22 million and $64 million for the three and six months ended June 30, 2014, respectively.

Conference Call Information
Caesars Entertainment Corporation (NASDAQ: CZR) will host a conference call at 2:00 p.m. Pacific Time Tuesday, August 4, 2015, to discuss its second quarter results, certain forward-looking information and other matters related to Caesars Entertainment Corporation, including certain financial and other information regarding CEC’s deconsolidated subsidiary Caesars Entertainment Operating Company, Inc. The press release, webcast, and presentation materials will be available on the Investor Relations section of www.caesars.com.
If you would like to ask questions and be an active participant in the call, you may dial 877-637-3723, or 832-412-1752 for international callers, and enter Conference ID 82745497 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company’s website for 90 days after the event.
Supplemental materials have been posted on the Caesars Entertainment Investor Relations website at http://investor.caesars.com/financials.cfm.

About Caesars
Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: wholly owned Caesars Entertainment Resort Properties (“CERP”), Caesars Growth Partners, LLC (“CGP”), in which we hold a variable economic interest, and the majority owned operating subsidiary Caesars Entertainment Operating Company (“CEOC”) (which was deconsolidated effective January 15, 2015 due to its bankruptcy filing). Since its beginning in Reno, Nevada, 77 years ago, CEC has grown through development of new resorts, expansions and acquisitions. The Caesars system of properties now operates 49 casinos in 14 U.S. states and five countries. CERP and CGP operate a total of 12 casinos. CEC’s resorts operate primarily under the Caesars®, Harrah’s®, and Horseshoe® brand names. CEOC’s portfolio also includes the Caesars Entertainment UK (formerly London Clubs International) family of casinos.
The Caesars system of properties is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. The Company is committed to system-wide environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.
Forward Looking Information
This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, these statements contain words such as “continue,” “focus,” “will,” “expect,” “believe,” or “position”, or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies, such as legal proceedings, the restructuring of CEOC, and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the outcome of currently pending or threatened litigation and demands for payment by certain creditors against CEC;

•	the effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including Caesars Entertainment, and the interest of various creditors, equity holders, and other constituents;

•	the ability to retain key employees during the restructuring of CEOC;

•
the event that the Restructuring Support and Forbearance Agreements (“RSAs”) may not be consummated in accordance with its terms, or persons not party to the RSAs may successfully challenge the implementation thereof;

•	the length of time CEOC will operate in the Chapter 11 cases or CEOC’s ability to comply with the milestones provided by the RSAs;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the restructuring as contemplated by the RSAs;

•	the potential adverse effects of Chapter 11 proceedings on Caesars Entertainment’s liquidity or results of operations;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize the expense reductions from our cost savings programs;

•	the financial results of CGP’s business;

•	the impact of our substantial indebtedness and the restrictions in our debt agreements;

•	access to available and reasonable financing on a timely basis, including the ability of the company to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•
changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•
litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, federal and state regulatory disciplinary actions, the outcome of the National Retirement Fund dispute, and fines and taxation;

•
acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities;

•	the effects of environmental and structural building conditions relating to our properties;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Casino	$543	$1,337	$1,203	$2,638
Food and beverage	203	377	429	750
Rooms	221	306	443	614
Interactive entertainment	186	145	363	269
Management fees	—	15	2	28
Other	121	168	235	304
Reimbursable management costs	—	68	9	129
Less: casino promotional allowances	(133)	(276)	(289)	(559)
Net revenues	1,141	2,140	2,395	4,173
Operating expenses
Direct
Casino	278	791	634	1,579
Food and beverage	99	175	202	333
Rooms	57	80	113	160
Platform fees	51	41	100	76
Property, general, administrative, and other	305	510	646	1,004
Reimbursable management costs	—	68	9	129
Depreciation and amortization	96	157	198	305
Write-downs, reserves, and project opening costs, net of recoveries	24	52	66	76
Impairment of tangible and other intangible assets	—	17	—	50
Corporate expense	45	68	91	119
Acquisition and integration costs and other	—	54	6	65
Total operating expenses	955	2,013	2,065	3,896
Income from operations	186	127	330	277
Interest expense	(147)	(654)	(384)	(1,246)
Gain on deconsolidation of subsidiary and other gains/(losses)	7	(27)	7,096	(27)
Income/(loss) from continuing operations before income taxes	46	(554)	7,042	(996)
Income tax benefit/(provision)	4	167	(188)	309
Income/(loss) from continuing operations, net of income taxes	50	(387)	6,854	(687)
Discontinued operations
Loss from discontinued operations	—	(47)	(7)	(142)
Income tax benefit/(provision)	—	2	—	13
Loss from discontinued operations, net of income taxes	—	(45)	(7)	(129)
Net income/(loss)	50	(432)	6,847	(816)
Net income attributable to noncontrolling interests	(35)	(34)	(60)	(37)
Net income/(loss) attributable to Caesars	$15	$(466)	$6,787	$(853)

Earnings/(loss) per share - basic and diluted
Basic earnings/(loss) per share from continuing operations	$0.10	$(2.92)	$46.93	$(5.15)
Basic loss per share from discontinued operations	—	(0.32)	(0.04)	(0.91)
Basic earnings/(loss) per share	$0.10	$(3.24)	$46.89	$(6.06)

Diluted earnings/(loss) per share from continuing operations	$0.10	$(2.92)	$46.31	$(5.15)
Diluted loss per share from discontinued operations	—	(0.32)	(0.04)	(0.91)
Diluted earnings/(loss) per share	$0.10	$(3.24)	$46.27	$(6.06)

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED SUMMARY BALANCE SHEETS
(UNAUDITED)
(In millions)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$1,579	$2,806
Restricted cash	67	76
Other current assets	376	791
Total current assets	2,022	3,673
Property and equipment, net	7,655	13,456
Goodwill and other intangible assets	2,279	5,516
Restricted cash	69	109
Other long-term assets	478	577
Total assets	$12,503	$23,331
Liabilities and Stockholders’ Equity/(Deficit)
Current liabilities
Current portion of long-term debt	$222	$15,779
Other current liabilities	1,028	2,501
Total current liabilities	1,250	18,280
Long-term debt	6,802	7,230
Other long-term liabilities	1,443	2,563
Total liabilities	9,495	28,073
Total Caesars stockholders’ equity/(deficit)	1,832	(4,997)
Noncontrolling interests	1,176	255
Total stockholders’ equity/(deficit)	3,008	(4,742)
Total liabilities and stockholders’ equity	$12,503	$23,331

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF PROPERTY EBITDA AND ADJUSTED EBITDA
Property earnings before interest, taxes, depreciation and amortization (“EBITDA”) is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income; (ii) (benefit)/provision for income tax; (iii) depreciation and amortization; (iv) corporate expenses; and (v) certain items that management does not consider indicative of the Company’s ongoing operating performance at an operating property level. In evaluating Property EBITDA, you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources and believes that Property EBITDA provides investors with additional information consistent with that used by management.
Adjusted EBITDA is defined as Property EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the agreements governing CEOC, CERP, and CGP’s secured credit facilities.
Adjusted EBITDA is presented as a supplemental measure of the Company’s performance and management believes that Adjusted EBITDA provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDA and Adjusted EBITDA for the periods indicated. Amounts are presented on a legal entity basis consistent with agreements governing applicable secured credit facilities.
Property EBITDA (Legal Entity)

	Three Months Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CEOC	$—	$239	*	$31	$480	*
CERP	186	146	27.4%	356	274	29.9%
CGP Casinos	89	60	48.3%	171	131	30.5%
CIE	62	36	72.2%	111	47	136.2%
Other	14	(8)	*	22	(47)	*
Total	$351	$473	*	$691	$885	*
____________________

*	Not meaningful
Adjusted EBITDA (Legal Entity)

	Three Months Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CEOC	$—	$237	*	$34	$485	*
CERP	182	128	42.2%	345	242	42.6%
CGP Casinos	91	61	49.2%	175	131	33.6%
CIE	70	45	55.6%	133	75	77.3%
Other	4	(16)	*	(5)	(54)	90.7%
Total	$347	$455	*	$682	$879	*
____________________

*	Not meaningful

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
Property earnings before interest, taxes, depreciation and amortization (“EBITDA”) is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that the Company does not consider indicative of its ongoing operating performance at an operating property level. In evaluating Property EBITDA you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.
Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the indenture governing CEOC’s secured credit facilities.
Adjusted EBITDA is presented as a supplemental measure of the Company’s performance and management believes that Adjusted EBITDA provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDA and Adjusted EBITDA for the periods indicated.

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA

	Three Months Ended June 30, 2015						Three Months Ended June 30, 2014
(In millions)	CEOC (i)	CERP (j)	CGP Casinos (k)	CIE	Other (l)	CEC	CEOC (i)	CERP (j)	CGP Casinos (k)	CIE	Other (l)	CEC
Net income/(loss) attributable to company	$—	$17	$2	$33	$(37)	$15	$(339)	$(31)	$13	$(2)	$(107)	$(466)
Net income/(loss) attributable to noncontrolling interests	—	—	(4)	6	33	35	1	—	(2)	1	34	34
Net income/(loss)	—	17	(2)	39	(4)	50	(338)	(31)	11	(1)	(73)	(432)
Net (income)/loss from discontinued operations	—	—	—	—	—	—	22	—	—	16	7	45
Net (income)/loss from continuing operations	—	17	(2)	39	(4)	50	(316)	(31)	11	15	(66)	(387)
Income tax (benefit)/provision	—	11	—	14	(29)	(4)	(163)	1	4	(19)	10	(167)
Income/(loss) from continuing operations before income taxes	—	28	(2)	53	(33)	46	(479)	(30)	15	(4)	(56)	(554)
Gain on deconsolidation of subsidiary	—	—	—	—	(7)	(7)	—	—	—	—	—	—
Other (gains)/losses (a)	—	—	(1)	—	1	—	(2)	—	(28)	—	57	27
Interest expense	—	98	47	1	1	147	548	99	61	1	(55)	654
Income/(loss) from operations	—	126	44	54	(38)	186	67	69	48	(3)	(54)	127
Depreciation and amortization	—	49	38	8	1	96	81	56	26	7	(13)	157
Impairment of intangible and tangible assets (b)	—	—	—	—	—	—	18	—	—	—	(1)	17
Write-downs, reserves, and project opening costs, net of recoveries(c)	—	1	4	—	19	24	47	2	8	—	(5)	52
Acquisition and integration costs and other (d)	—	—	3	—	(3)	—	6	—	(22)	32	38	54
Corporate expense	—	10	—	—	35	45	44	19	—	—	5	68
Impact of consolidating The LINQ and Octavius Tower (e)	—	—	—	—	—	—	(22)	—	—	—	22	—
EBITDA attributable to discontinued operations	—	—	—	—	—	—	(2)	—	—	—	—	(2)
Property EBITDA	—	186	89	62	14	351	239	146	60	36	(8)	473
Corporate expense	—	(10)	—	—	(35)	(45)	(44)	(19)	—	—	(5)	(68)
Stock-based compensation expense (f)	—	3	1	7	20	31	14	1	—	8	1	24
Adjustments to include 100% of Baluma S.A.’s adjusted EBITDA (g)	—	—	—	—	—	—	2	—	—	—	—	2
Depreciation in corporate expense	—	—	—	—	—	—	14	—	—	—	—	14
Other items(h)	—	3	1	1	5	10	12	—	1	1	(4)	10
Adjusted EBITDA, Legal Entity	—	182	91	70	4	347	237	128	61	45	(16)	455
Impact of property transactions	—	—	—	—	—	—	(24)	—	—	—	24	—
Adjusted EBITDA, Reportable Segments	$—	$182	$91	$70	$4	$347	$213	$128	$61	$45	$8	$455

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA

	Six Months Ended June 30, 2015						Six Months Ended June 30, 2014
(In millions)	CEOC(i)	CERP(j)	CGP Casinos (k)	CIE	Other(l)	CEC	CEOC(i)	CERP(j)	CGP Casinos (k)	CIE	Other(l)	CEC
Net income/(loss) attributable to company	$(85)	$20	$123	$54	$6,675	$6,787	$(779)	$(39)	$8	$(1)	$(42)	$(853)
Net income/(loss) attributable to noncontrolling interests	—	—	(9)	11	58	60	3	—	(10)	1	43	37
Net income/(loss)	(85)	20	114	65	6,733	6,847	(776)	(39)	(2)	—	1	(816)
Net (income)/loss from discontinued operations	7	—	—	—	—	7	101	—	—	17	11	129
Net (income)/loss from continuing operations	(78)	20	114	65	6,733	6,854	(675)	(39)	(2)	17	12	(687)
Income tax (benefit)/provision	—	13	—	27	148	188	(255)	(23)	12	(18)	(25)	(309)
Income/(loss) from continuing operations before income taxes	(78)	33	114	92	6,881	7,042	(930)	(62)	10	(1)	(13)	(996)
Gain on deconsolidation of subsidiary	—	—	—	—	(7,096)	(7,096)	—	—	—	—	—	—
Other (gains)/losses (a)	—	—	—	—	—	—	(3)	—	(78)	—	108	27
Interest expense	87	200	94	3	—	384	1,084	190	76	2	(106)	1,246
Income/(loss) from operations	9	233	208	95	(215)	330	151	128	8	1	(11)	277
Depreciation and amortization	11	99	71	16	1	198	183	106	47	14	(45)	305
Impairment of intangible and tangible assets(b)	—	—	—	—	—	—	30	—	—	—	20	50
Write-downs, reserves, and project opening costs, net of recoveries(c)	1	2	7	—	56	66	59	6	22	—	(11)	76
Acquisition and integration costs and other(d)	3	—	(115)	—	118	6	16	—	54	33	(38)	65
Corporate expense	7	22	—	—	62	91	79	34	—	—	6	119
Impact of consolidating The LINQ and Octavius Tower(e)	—	—	—	—	—	—	(32)	—	—	—	32	—
EBITDA attributable to discontinued operations	—	—	—	—	—	—	(6)	—	—	(1)	—	(7)
Property EBITDA	31	356	171	111	22	691	480	274	131	47	(47)	885
Corporate expense	(7)	(22)	—	—	(62)	(91)	(79)	(34)	—	—	(6)	(119)
Stock-based compensation expense (f)	1	6	2	20	28	57	22	1	—	26	1	50
Adjustments to include 100% of Baluma S.A.’s adjusted EBITDA(g)	3	—	—	—	—	3	23	—	—	—	—	23
Depreciation in corporate expense	2	—	—	—	—	2	22	—	—	—	—	22
Other items(h)	4	5	2	2	7	20	17	1	—	2	(2)	18
Adjusted EBITDA	34	345	175	133	(5)	682	485	242	131	75	(54)	879
Impact of property transactions	—	—	—	—	—	—	(69)	—	—	—	69	—
Adjusted EBITDA, Reportable Segments	$34	$345	$175	$133	$(5)	$682	$416	$242	$131	$75	$15	$879

CAESARS ENTERTAINMENT CORPORATION
NOTES TO SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
___________________

(a)
Amounts represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.

(b)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of competitive conditions.

(c)
Amounts primarily represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects.

(d)	Amounts include certain costs associated with acquisition and development activities and reorganization activities, which are infrequently occurring costs.

(e)
Amounts represent the EBITDA of The LINQ and Octavius Tower as consolidated in CEOC. Because The LINQ and Octavius Tower are not legally owned by CEOC the related EBITDA impact is removed from Property EBITDA and Adjusted EBITDA measures.

(f)	Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock granted to the Company’s employees.

(g)
Amounts represent adjustments to include 100% of Baluma S.A. (Conrad Punta del Este) adjusted EBITDA as permitted under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities.

(h)
Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, but not separately identified. Such add-backs and deductions include litigation awards and settlements, costs associated with CEOC’s restructuring and related litigation, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company’s efficiency and cost-saving programs, business optimization expenses, the Company’s insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, one time sales tax assessments and accruals, project start-up costs, and non-cash equity in earnings of non-consolidated affiliates (net of distributions).

(i)
Amounts include the results and adjustments of CEOC on a consolidated basis without the exclusion of CEOC’s unrestricted subsidiaries, and therefore, are different than the calculations used to determine compliance with debt covenants under the credit facility.

(j)	Amounts include the results and adjustments of CERP on a stand-alone basis.

(k)	Amounts include the results and adjustments attributable to CGP on a stand-alone basis.

(l)	Amounts include consolidating adjustments, eliminating adjustments and other adjustments to reconcile to consolidated CEC Property EBITDA and Adjusted EBITDA.